Exhibit 10.8

Catherine B Hall: Offer Agreement

•	Position: Chief Marketing Officer
•	Reports to: Chief Executive Officer
•	Base Salary : $195,000 to be reviewed on first fiscal anniversary following the IPO in conjunction with normal pay practices and reviews. ( on or about January 2015)
•	Bonus : 40% of base salary based on measurable objectives –prorated for first year (x/12 eg., in FY 2014 8/12 of 40% = 26.6% ) paid at end of fiscal year in accordance with normal pay practices.
•	Stock Options : 40,000 pre IPO incentive stock options at a $2.10 strike price subject to board approval and terms and conditions of the company stock option plan. Includes acceleration of vesting if terminated without “cause” or resign for “good reason”, or change of control.
•	Benefits in event employment if terminated other than for cause subject to company policy as follows :

°	2 weeks severance for each year of service prorated on a straight line basis consistent with company policy.

•	4 weeks vacation, annually after 8 months of service.
•	Paid health care
•	Start date 4/28/2014

Agreed

/s/ John B. Richards	5/1/2014	/s/ Catherine B. Hall	4/24/14
John B. Richards (date)		Catherine B. Hall (date)